UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 9, 2013

VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
500 Union Street, Suite 420 Seattle, Washington 98101 (206) 903-1351 (Address of Registrant’s principal executive office and telephone number)

Section 8 – OTHER EVENTS

Item 8.01 Other Events.

Visualant, Inc. (“Visualant” or the “Company”) an industry-leading provider of chromatic-based identification and diagnostic solutions with its ChromaID™ technology, held its 2013 Special Meeting of Stockholders on August 9, 2013.  The results of the Annual Meeting are set forth below.  The matter considered at the special meeting was described in detail in the definitive proxy statement on Schedule 14A that the Company filed with the Securities and Exchange Commission on July 3, 2013.

Proposal No. 1 - Approved an amendment of the Company’s Articles of Incorporation to increase the number of authorized shares from 200 million to 500 million.

Motion	Description	Vote	Shares
1	Amendment of Articles of Incorporation	For	116,674,020
	to increase the number of authorized	Against	6,670,251
	shares from 200 million to 500 million.	Abstain	1,754,361
		Non Vote	-
Quorum		Total	166,679,149
		Voted	125,098,632
			75.1%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

	By:	/s/ Mark Scott
Mark Scott
Chief Financial Officer
August 9, 2013